Exhibit 99.1

Altair Announces Third Quarter 2018 Financial Results

Third Quarter Software Product Revenue Increased 13% Year-over-Year

TROY, Mich. – November 8, 2018 – Altair (Nasdaq:ALTR) released its financial results for the third quarter ended September 30, 2018.

“Altair’s third quarter results reflected better than expected profitability and continued software momentum, despite greater than expected foreign exchange headwinds,” said James Scapa, Founder, Chairman and CEO. “We are seeing broad-based growth across our business, including in the auto sector, due to the superior accuracy and time to value Altair’s solutions provide in the product design process.”

Scapa continued, “The pending acquisition of Datawatch significantly advances our vision of simulation driven design by accelerating the convergence of data and simulation. Similarly, the recently completed acquisition of SimSolid is a revolutionary advance in design simulation that will greatly enhance the accuracy and speed of product design. We are confident our expanded product offerings position us well to build upon our leadership in the CAE market and generate continue strong revenue growth and expanding profitability.”

Third Quarter 2018 Financial Highlights

•	Software product revenue was $71.3 million, an increase of 13% from $63.2 million for the third quarter of 2017.

•	Total revenue was $93.9 million, an increase of 11% compared to $84.9 million for the third quarter of 2017.

•

Net income was $7.3 million, compared to net loss of $(29.6) million for the third quarter of 2017. The third quarter of 2018 included gain on the sale of a building of $4.4 million, while the third quarter of 2017 included non-cash stock-based compensation expenses of $25.3 million. Diluted net income per share was $0.10, based on 76.7 million diluted weighted average common shares outstanding, compared to diluted net loss per share of $(0.59) for the third quarter of 2017, based on 50.6 million diluted weighted average common shares outstanding.

•

Adjusted EBITDA was $9.5 million, compared to $7.0 million for the third quarter of 2017. Adjusted EBITDA represents net income (loss) adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as determined by management.

•

Non-GAAP net income was $5.1 million, compared to $4.0 million for the third quarter of 2017. Non-GAAP diluted net income per share was $0.07, based on 77.0 million non-GAAP diluted common shares outstanding, compared to non-GAAP diluted net income per share of $0.06 for the third quarter of 2017, based on 62.8 million non-GAAP diluted common shares outstanding.

Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions, and certain tax adjustments.

•	Cash flow from operations was $3.1 million, compared to an outflow of $(8.7) million for the third quarter of 2017.

•	Free cash flow, which consists of cash flow from operations less capital expenditures, was $0.9 million compared to negative $(10.7) million for the third quarter of 2017.

Business Outlook

Based on information available as of today, Altair is issuing guidance for the fourth quarter and full year 2018 as indicated below. This guidance does not include any impact from the pending acquisition of Datawatch.

	Fourth Quarter 2018			Full Year 2018
Software Product Revenue	$75.0	to	$76.0	$287.0	to	$289.0
Total Revenue	$98.0		$99.0	$378.0		$380.0
Net Income	$5.5		$6.5	$18.3		$19.3
Adjusted EBITDA	$11.5		$12.5	$36.0		$37.0
Non-GAAP Net Income	$7.9		$8.9	$22.5		$23.5

(All figures in millions)

Conference Call Information

What:	Altair Third Quarter 2018 Financial Results Conference Call

When:	Thursday, November 8, 2018

Time:	4:30 p.m. EST

Live Call:	(866) 754-5204, domestic

(636) 812-6621, international

Replay:	(855) 859-2056, passcode 5899735, domestic

(404) 537-3406, passcode 5899735, international

Webcast:	http://investor.altair.com (live & replay)

***

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP Net Income, Non-GAAP Net Income Per Share and Free Cash Flow.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair transforms design and decision making by applying simulation, machine learning and optimization throughout product lifecycles. Our broad portfolio of simulation technology and patented units-based software licensing model enable Simulation-Driven Innovation for our customers. With more than 2,000 employees, Altair is headquartered in Troy, Michigan, USA and operates 71 offices throughout 24 countries. Altair serves more than 5,000 customers across broad industry segments. To learn more, please visit www.altair.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our business outlook, potential growth, potential impact of the SimSolid and Datawatch transactions and expanded product offerings, and our reconciliations of projected non-GAAP financial measures. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Information regarding the Datawatch transaction

The merger agreement governing the pending Datawatch acquisition provides for a tender offer (the “Offer”) followed by a merger of a wholly-owned subsidiary of Altair (Dallas Merger Sub, Inc.) with and into Datawatch, subject to regulatory approval and other customary conditions. The Offer has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Datawatch or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) and Datawatch will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer with the SEC. The offer to purchase shares of Datawatch common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. DATAWATCH INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Dallas Merger Sub, Inc. and Altair, and the solicitation/recommendation statement will be filed with the SEC by Datawatch. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to D.F. King & Co., Inc. toll-free at (877) 864-5060.

Investor Relations

Brian Denyeau

ICR

248-614-2400 ext. 346

ir@altair.com

Media Relations

Dave Simon

Altair

248-614-2400 ext. 332

pr@altair.com

Altair Engineering Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2018	December 31, 2017
(In thousands, except per share data)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$197,413	$39,213
Accounts receivable, net	69,046	86,635
Inventory, net	1,234	1,980
Income tax receivable	9,841	6,054
Prepaid expenses and other current assets	12,149	10,006

Total current assets	289,683	143,888
Property and equipment, net	29,679	31,446
Goodwill	62,905	62,706
Other intangible assets, net	22,329	24,461
Deferred tax assets	7,837	8,351
Other long-term assets	15,580	17,019

TOTAL ASSETS	$428,013	$287,871

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$400	$232
Accounts payable	5,592	4,880
Accrued compensation and benefits	28,750	26,560
Obligations for acquisition of businesses	831	13,925
Other accrued expenses and current liabilities	20,222	21,744
Deferred revenue	136,991	130,122

Total current liabilities	192,786	197,463
Long-term debt, net of current portion	670	178
Deferred revenue, non-current	9,722	9,640
Other long-term liabilities	13,036	17,647

TOTAL LIABILITIES	216,214	224,928

Commitments and contingencies
MEZZANINE EQUITY	2,352	2,352
STOCKHOLDERS’ EQUITY:
Preferred stock ($0.0001 par value), authorized 45,000 shares, none issued and outstanding	—	—
Common stock ($0.0001 par value)
Class A common stock, authorized 513,797 shares, issued and outstanding 38,120 and 26,725 shares as of September 30, 2018 and December 31, 2017, respectively	4	2
Class B common stock, authorized 41,203 shares, issued and outstanding 32,171 and 36,508 shares as of September 30, 2018 and December 31, 2017, respectively	3	4
Additional paid-in capital	370,402	232,156
Accumulated deficit	(153,759)	(166,499)
Accumulated other comprehensive loss	(7,203)	(5,072)

TOTAL STOCKHOLDERS’ EQUITY	209,447	60,591

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$428,013	$287,871

Altair Engineering Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue
Software	$71,302	$63,208	$212,258	$176,905
Software related services	8,692	8,574	26,872	25,749

Total software	79,994	71,782	239,130	202,654
Client engineering services	12,155	11,477	36,652	36,071
Other	1,722	1,679	5,386	4,741

Total revenue	93,871	84,938	281,168	243,466

Cost of revenue
Software*	9,831	9,166	32,736	26,799
Software related services	6,352	6,457	19,573	20,230

Total software	16,183	15,623	52,309	47,029
Client engineering services	9,817	9,231	29,977	29,200
Other	1,204	1,448	3,416	3,745

Total cost of revenue	27,204	26,302	85,702	79,974

Gross profit	66,667	58,636	195,466	163,492
Operating expenses:
Research and development*	24,301	27,590	71,748	69,198
Sales and marketing*	19,275	22,345	58,435	58,683
General and administrative*	17,234	29,175	51,636	66,465
Amortization of intangible assets	1,739	1,189	5,665	3,287
Other operating income	(4,850)	(735)	(7,433)	(4,065)

Total operating expenses	57,699	79,564	180,051	193,568

Operating income (loss)	8,968	(20,928)	15,415	(30,076)
Interest expense	31	634	92	1,793
Other (income) expense, net	(970)	52	(2,046)	838

Income (loss) before income taxes	9,907	(21,614)	17,369	(32,707)
Income tax expense	2,600	8,012	4,629	6,353

Net income (loss)	$7,307	$(29,626)	$12,740	$(39,060)

Income (loss) per share:
Net income (loss) per share attributable to common stockholders, basic	$0.10	$(0.59)	$0.19	$(0.78)
Net income (loss) per share attributable to common stockholders, diluted	$0.10	$(0.59)	$0.17	$(0.78)
Weighted average shares outstanding:
Weighted average number of shares used in computing net income (loss) per share, basic	70,001	50,606	66,429	50,374
Weighted average number of shares used in computing net income (loss) per share, diluted	76,709	50,606	74,182	50,374

*	Amounts include stock-based compensation expense as follows (in thousands):

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of revenue – software	$8	$326	$24	$342
Research and development	175	6,711	330	10,495
Sales and marketing	140	4,045	315	6,160
General and administrative	240	14,183	544	22,305

Total stock-based compensation expense	$563	$25,265	$1,213	$39,302

Altair Engineering Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$12,740	$(39,060)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,895	7,895
Provision for bad debt	455	517
Stock-based compensation expense	1,213	39,302
Gain on sale of assets held for sale and other	(4,544)	(20)
Impairment of intangible assets	608	—
Deferred income taxes	(300)	(4,793)
Other, net	(116)	169
Changes in assets and liabilities:
Accounts receivable	15,674	12,016
Prepaid expenses and other current assets	(6,334)	431
Other long-term assets	36	(11,024)
Accounts payable	796	(1,583)
Accrued compensation and benefits	2,650	(211)
Other accrued expenses and current liabilities	(4,626)	6,122
Deferred revenue	11,275	7,694

Net cash provided by operating activities	40,422	17,455

INVESTING ACTIVITIES:
Payments for acquisition of businesses, net of cash acquired	(15,950)	(15,582)
Proceeds from sale of assets held for sale and other	6,613	20
Capital expenditures	(5,333)	(4,367)
Payments for acquisition of developed technology	(2,738)	(2,120)
Other investing activities, net	—	(29)

Net cash used in investing activities	(17,408)	(22,078)

FINANCING ACTIVITIES:
Proceeds from issuance of Class A common stock in follow-on public offering, net of underwriters’ discounts and commissions	135,572	—
Proceeds from the exercise of stock options	1,929	476
Payments for follow-on public offering and initial public offering costs	(541)	(2,595)
Payments for redemption of common stock	(119)	(918)
Principal payments on long-term debt	(101)	(8,392)
Payments on revolving commitment	—	(71,676)
Borrowings under revolving commitment	—	86,270
Other financing activities	(226)	(31)

Net cash provided by financing activities	136,514	3,134

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,354)	1,301

Net increase (decrease) in cash, cash equivalents and restricted cash	158,174	(188)
Cash, cash equivalents and restricted cash at beginning of year	39,578	17,139

Cash, cash equivalents and restricted cash at end of period	$197,752	$16,951

Supplemental disclosure of cash flow:
Interest paid	$70	$1,722
Income taxes paid	$5,900	$4,154
Supplemental disclosure of non-cash investing and financing activities:
Capital leases	$995	$—
Property and equipment in accounts payable	$228	$144
Follow-on public offering costs in accounts payable	$15	$—
Promissory notes issued and deferred payment obligations for acquisitions	$278	$12,440
Issuance of common stock in connection with acquisitions	$—	$8,712
Issuance of common stock with put rights	$—	$2,352
Initial public offering costs in other long-term assets	$—	$866

The following table provides a reconciliation of Non-GAAP net income and Non-GAAP diluted income per share to net income (loss) and income (loss) per share – diluted, the most comparable GAAP financial measures (in thousands, except per share amounts):

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$7,307	$(29,626)	$12,740	$(39,060)
Stock-based compensation expense	563	25,265	1,213	39,302
Amortization of intangible assets	1,739	1,189	5,665	3,287
Non-recurring adjustments	(4,400)	—	(4,400)	—
Income tax effect of non-GAAP adjustments*	(151)	7,172	(658)	11,546

Non-GAAP net income	$5,058	$4,000	$14,560	$15,075

Income (loss) per share – diluted	$0.10	$(0.59)	$0.17	$(0.78)
Non-GAAP income per share – diluted	$0.07	$0.06	$0.19	$0.24

GAAP diluted shares outstanding:
Weighted average number of shares used in computing net income (loss) per share, diluted	76,709	50,606	74,182	50,374
Non-GAAP diluted shares outstanding:
Number of shares used in computing net income per share, diluted	77,000	62,800	77,000	62,800

*	The income tax effect of non-GAAP adjustments for 2018 is affected by the U.S. valuation allowance.

The following table provides a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$7,307	$(29,626)	$12,740	$(39,060)
Income tax expense	2,600	8,012	4,629	6,353
Stock-based compensation expense	563	25,265	1,213	39,302
Interest expense	31	634	92	1,793
Interest income and other(1)	(4,384)	(53)	(5,103)	(2,184)
Depreciation and amortization	3,370	2,811	10,895	7,895

Adjusted EBITDA	$9,487	$7,043	$24,466	$14,099

(1)

Includes a) gain on the sale of a building for $4.4 million for the three and nine months ended September 30, 2018, b) an impairment charge for royalty contracts and trade names resulting in $0.8 million and $2.6 million of expense for the three and nine months ended September 30, 2018, and c) a non-recurring adjustment for a change in estimated legal expenses resulting in $2.0 million of income for both the nine months ended September 30, 2018 and September 30, 2017.

The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$3,109	$(8,662)	$40,422	$17,455
Capital expenditures	(2,203)	(2,032)	(5,333)	(4,367)

Free cash flow	$906	$(10,694)	$35,089	$13,088

The following table provides a reconciliation of projected Non-GAAP net income to projected net income, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three Months Ending December 31, 2018		Year Ending December 31, 2018
	low	high	low	high
Net income	$5,500	$6,500	$18,300	$19,300
Stock-based compensation expense	600	600	1,800	1,800
Amortization of intangible assets, net of tax	1,800	1,800	6,800	6,800
Non-recurring adjustments	—	—	(4,400)	(4,400)

Non-GAAP net income	$7,900	$8,900	$22,500	$23,500

The following table provides a reconciliation of projected Adjusted EBITDA to projected net income, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three Months Ending December 31, 2018		Year Ending December 31, 2018
	low	high	low	high
Net income	$5,500	$6,500	$18,300	$19,300
Income tax expense	1,700	1,700	6,300	6,300
Stock-based compensation expense	600	600	1,800	1,800
Interest expense	—	—	—	—
Depreciation and amortization	3,500	3,500	14,500	14,500
Interest income and other non-recurring adjustments	200	200	(4,900)	(4,900)

Adjusted EBITDA	$11,500	$12,500	$36,000	$37,000